Exhibit 10.2

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                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


                           dated as of August 27, 1998


                                      among


                               OMNIOFFICES, INC.,

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                       as Bank, Arranger and as Lead Agent
                                 for the Banks,

                          J.P. MORGAN SECURITIES INC.,
                              as Syndication Agent,

                COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK BRANCH,
                  as Bank and as Managing Agent for the Banks,

                               NATIONSBANK, N.A.,
                  as Bank and as Managing Agent for the Banks,

                         PNC BANK, NATIONAL ASSOCIATION,
                  as Bank and as Managing Agent for the Banks,

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                     as Bank and as Co-Agent for the Banks,

             SOCIETE GENERALE, A FRENCH BANKING CORPORATION, ACTING
                          THROUGH ITS SOUTHWEST AGENCY,
                     as Bank and as Co-Agent for the Banks,

                                       and

                             THE BANKS LISTED HEREIN

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                                TABLE OF CONTENTS

ARTICLE I

        DEFINITIONS .......................................................    1
        SECTION 1.1.  Definitions .........................................    1
        SECTION 1.2.  Accounting Terms and Determinations .................   15
        SECTION 1.3.  Types of Borrowings .................................   15

ARTICLE II

        THE CREDITS .......................................................   16
        SECTION 2.1.  Commitments to Lend .................................   16
        SECTION 2.2.  Notice of Borrowing .................................   16
        SECTION 2.3.  Intentionally Omitted ...............................   18
        SECTION 2.4.  Notice to Banks; Funding of Loans ...................   18
        SECTION 2.5.  Notes ...............................................   20
        SECTION 2.6.  Maturity of Loans ...................................   21
        SECTION 2.7.  Interest Rates ......................................   21
        SECTION 2.8.  Fees ................................................   22
        SECTION 2.9.  Mandatory Termination ...............................   23
        SECTION 2.10. Intentionally Omitted ...............................   23
        SECTION 2.11. Optional Prepayments ................................   23
        SECTION 2.12. General Provisions as to Payments ...................   25
        SECTION 2.13. Funding Losses ......................................   26
        SECTION 2.14. Computation of Interest and Fees ....................   26
        SECTION 2.15. Method of Electing Interest Rates ...................   26
        SECTION 2.16. Letters of Credit ...................................   28
        SECTION 2.17. Letter of Credit Usage Absolute .....................   31

ARTICLE III

        CONDITIONS ........................................................   33
        SECTION 3.1.  Closing .............................................   33
        SECTION 3.2.  Borrowings ..........................................   35

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ARTICLE IV

        REPRESENTATIONS AND WARRANTIES ....................................   37
        SECTION 4.1.  Existence and Power .................................   37
        SECTION 4.2.  Intentionally Omitted ...............................   37
        SECTION 4.3.  Power and Authority of Borrower .....................   37
        SECTION 4.4.  Subordination of CarrAmerica Loans ..................   37
        SECTION 4.5.  No Violation ........................................   38
        SECTION 4.6.  Financial Information ...............................   38
        SECTION 4.7.  Litigation ..........................................   38
        SECTION 4.8.  Compliance with ERISA ...............................   39
        SECTION 4.9.  Intentionally Omitted ...............................   39
        SECTION 4.10. Taxes ...............................................   40
        SECTION 4.11. Full Disclosure .....................................   40
        SECTION 4.12. Solvency ............................................   40
        SECTION 4.13. Use of Proceeds; Margin Regulations .................   40
        SECTION 4.14. Governmental Approvals ..............................   40
        SECTION 4.15. Investment Company Act; Public
                                    Utility Holding Company Act ...........   41
        SECTION 4.16. Closing Date Transactions ...........................   41
        SECTION 4.17. Representations and Warranties in
                                    Loan Documents ........................   41
        SECTION 4.18. Patents, Trademarks, etc ............................   41
        SECTION 4.19. No Default ..........................................   42
        SECTION 4.20. Licenses, etc .......................................   42
        SECTION 4.21. Compliance With Law .................................   42
        SECTION 4.22. No Burdensome Restrictions ..........................   42
        SECTION 4.23. Brokers' Fees .......................................   42
        SECTION 4.24. Labor Matters .......................................   43
        SECTION 4.25. Organizational Documents ............................   43
        SECTION 4.26. Principal Offices ...................................   43
        SECTION 4.27. Subordination of CarrAmerica Loan ...................   43
        SECTION 4.28. Ownership of Property ...............................   43
        SECTION 4.29. Insurance ...........................................   44
        SECTION 4.30. Year 2000 Compliance ................................   44

ARTICLE V

        AFFIRMATIVE AND NEGATIVE COVENANTS ................................   44
        SECTION 5.1.  Information .........................................   44

        SECTION 5.2.  Payment of Obligations ..............................   47
        SECTION 5.3.  Maintenance of Property .............................   47
        SECTION 5.4.  Conduct of Business .................................   48
        SECTION 5.5.  Compliance with Laws ................................   48
        SECTION 5.6.  Inspection of Property, Books and Records ...........   48
        SECTION 5.7.  Existence ...........................................   48
        SECTION 5.8.  Financial Covenants .................................   49
        SECTION 5.9.  Restriction on Fundamental Changes; Operation and
                                    Control ...............................   49
        SECTION 5.10. Changes in Business .................................   50
        SECTION 5.11. Fiscal Year; Fiscal Quarter .........................   50
        SECTION 5.12. Margin Stock ........................................   50
        SECTION 5.13. Intentionally Omitted ...............................   50
        SECTION 5.14. Intentionally Omitted ...............................   50
        SECTION 5.15. Use of Proceeds .....................................   50
        SECTION 5.16. Transfer of Lease Assets ............................   50

ARTICLE VI

        DEFAULTS ..........................................................   51
        SECTION 6.1.  Events of Default ...................................   51
        SECTION 6.2.  Rights and Remedies .................................   54
        SECTION 6.3.  Notice of Default ...................................   55
        SECTION 6.4.  Actions in Respect of Letters of Credit .............   56

ARTICLE VII

        THE LEAD AGENT ....................................................   58
        SECTION 7.1.  Appointment and Authorization .......................   58
        SECTION 7.2.  Lead Agent and Affiliates ...........................   58
        SECTION 7.3.  Action by Lead Agent ................................   59
        SECTION 7.4.  Consultation with Experts ...........................   59
        SECTION 7.5.  Liability of Lead Agent .............................   59
        SECTION 7.6.  Indemnification .....................................   59
        SECTION 7.7.  Credit Decision .....................................   60
        SECTION 7.8.  Successor Lead Agent ................................   60
        SECTION 7.9.  Lead Agent's Fee ....................................   60
        SECTION 7.10. Copies of Notices ...................................   61
        SECTION 7.11  Removal of Lead Agent ...............................   61

ARTICLE VIII

        CHANGE IN CIRCUMSTANCES ...........................................   61
        SECTION 8.1.  Basis for Determining Interest Rate Inadequate
                                   or Unfair ..............................   61
        SECTION 8.2.  Illegality ..........................................   62
        SECTION 8.3.  Increased Cost and Reduced Return ...................   62
        SECTION 8.4.  Taxes ...............................................   64
        SECTION 8.5.  Base Rate Loans Substituted for Affected Euro-Dollar
                                    Loans .................................   67

ARTICLE IX

MISCELLANEOUS .............................................................   67
        SECTION 9.1.  Notices .............................................   68
        SECTION 9.2.  No Waivers ..........................................   68
        SECTION 9.3.  Expenses; Indemnification ...........................   70
        SECTION 9.4.  Sharing of Set-Offs .................................   71
        SECTION 9.5.  Amendments and Waivers ..............................   71
        SECTION 9.6.  Successors and Assigns ..............................   69
        SECTION 9.7.  Governing Law; Submission to Jurisdiction ...........   74
        Section 9.8.  Marshalling; Recapture ..............................   74
        SECTION 9.9.  Counterparts; Integration; Effectiveness ............   75
        SECTION 9.10. WAIVER OF JURY TRIAL ................................   75
        SECTION 9.11. Survival ............................................   75
        SECTION 9.12. Domicile of Loans ...................................   75
        SECTION 9.13. Limitation of Liability .............................   75
        SECTION 9.14. Confidentiality .....................................   76


Schedule 4.28 - Ownership of Property
Exhibit A       Form of Note
Exhibit B       Assignment and Assumption Agreement


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                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                  AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of August 27, 1998, among OMNIOFFICES, INC. (the "Borrower"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Bank, Arranger and as Lead Agent for the Banks, COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK BRANCH, as Bank and as Managing Agent for the Banks, NATIONSBANK, N.A., as Bank and as Managing Agent for the Banks, PNC BANK, NATIONAL ASSOCIATION, as Bank and as Managing Agent for the Banks, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Bank and as Co-Agent for the Banks, and SOCIETE GENERALE, A FRENCH BANKING CORPORATION, ACTING THROUGH ITS SOUTHWEST AGENCY, as Bank and as Co-Agent for the Banks (collectively, the "Agents"), and the BANKS listed on the signature pages hereof (the "Banks").

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.7(b).

                  "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Lead Agent and submitted to the Lead Agent (with a copy to the Borrower) duly completed by such Bank.

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                  "Agreement" means this Amended and Restated Revolving Credit
Agreement as the same may from time to time hereafter be modified, supplemented or amended.

                  "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

                  "Applicable Margin" means, with respect to each Loan, the respective percentages per annum determined based on the range into which the rating or "shadow" rating on CarrAmerica's senior long-term unsecured debt then falls, in accordance with the following table. Any change in CarrAmerica's Investment Grade Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin. In the event that CarrAmerica receives two (2) Investment Grade Ratings that are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Investment Grade Ratings, at least one of which shall be an Investment Grade Rating from S&P or Moody's. In the event that CarrAmerica receives more than two
(2) ratings (from S&P, Moody's, Duff & Phelps or Fitch) and such ratings are not equivalent, the Applicable Margin shall be determined by the lower of the two highest ratings; provided that each of said two (2) highest ratings shall be Investment Grade Ratings and at least one of which shall be an Investment Grade Rating from S&P or Moody's.

Range of              Applicable
CarrAmerica's         Margin for                Applicable
Credit Rating         Base Rate                 Margin for Euro
(S&P/Moody's          Loans                     Dollar Loans
Ratings)              (% per annum)             (% per annum)
--------              -------------             -------------
BBB-/Baa3                  0                         .80

BBB/Baa2                   0                         .70

BBB+/Baa1                  0                         .55

                  The Applicable Margin for so long as CarrAmerica shall not have obtained two Investment Grade Ratings (at least one of which shall be from S&P or Moody's) or after CarrAmerica loses its Investment Grade Rating, shall be as follows:

                     Applicable
                     Margin for            Applicable
                     Base Rate             Margin for Euro
                     Loans                 Dollar Loans
                     (% per annum)         (% per annum)
                     -------------         -------------
                           0                    1.175

                  In addition, the Applicable Margin shall be increased if at any time Borrowers LTV Ratio shall exceed 50%, as follows (provided, however, that the increase in Borrowers LTV Ratio shall have not given rise to an Event of Default (as defined in the Carr Credit Agreement)):

                  Borrowers LTV Ratio                Borrowers LTV Ratio
                  >50% < or = 55%                    >55% < or = 60%
                  (% per annum)                      (% per annum)
                  -------------------                -------------------
                          .15                                .30

                  Lead Agent shall notify the Banks in writing promptly after it obtains knowledge of any change in CarrAmerica's Investment Grade Rating or Borrowers LTV Ratio which shall effect a change in the Applicable Margin.

                  "Assignee" has the meaning set forth in Section 9.6(c).

                  "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

                  "Bankruptcy Code" means Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

                  "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                  "Base Rate Loan" means a Loan to be made by a Bank as a Base Rate Loan in accordance with the Notice of Borrowing or pursuant to Article VIII.

                  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a

Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Borrower" as defined in the recitals hereof.

                  "Borrowers LTV Ratio" means the ratio, expressed as a percentage and calculated on a quarterly basis by CarrAmerica, of the aggregate amount of all Unsecured Debt (as defined in the Carr Credit Agreement) of Borrowers, CarrAmerica LP, their Consolidated Subsidiaries (as such terms are defined in the Carr Credit Agreement) and Borrowers' and CarrAmerica LP's pro rata share of all Unsecured Debt of any Subsidiaries (as defined in the Carr Credit Agreement) which are not Consolidated Subsidiaries outstanding as of the date of determination, to the Unencumbered Asset Pool Properties Value (as defined in the Carr Credit Agreement) as of the date of determination.

                  "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Domestic Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

                  "CarrAmerica" means CarrAmerica Realty Corporation, a Maryland corporation.

                  "CarrAmerica Loan" means the loan from CarrAmerica to the Borrower as evidenced by a promissory note dated as of March 31, 1998 in the principal amount of $110,707,070.

                  "Carr Credit Agreement" means the Fourth Amended and Restated Revolving Credit Agreement, dated as of even date herewith, by and among CarrAmerica Realty Corporation, Carr Realty, L.P., CarrAmerica Realty, L.P., Morgan Guaranty Trust Company of New York, as lead agent, Commerzbank Aktiengesellschaft, New York Branch, as bank and as managing agent for the banks, Nationsbank, N.A., as bank and as managing agent for the banks, PNC Bank, National Association, as bank and as managing agent for the banks, Bank of America National Trust and Savings Association, as bank and as co-agent for the banks, Societe Generale, a French banking corporation, acting through its Southwest Agency, as bank and as co-agent for the banks, and the banks listed on the signature pages thereof.

                  "Closing Date" means the date on which the Lead Agent shall have received the documents specified in or pursuant to Section 3.1.

                  "Commitment" means, with respect to each Bank, the amount committed by such Bank with respect to any Loans, as such amount may be reduced from time to time pursuant to Section 2.11.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with the Borrower in accordance with GAAP.

                  "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Borrower (determined on a book basis), less its consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means with respect to any such intangible assets, the amount (to the extent reflected in determining such consolidated stockholders' equity) of all write-ups subsequent to December 31, 1997 in the book value of any asset owned by the Borrower or a consolidated Subsidiary and (ii) goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry forwards, copyrights, organization or developmental expenses and other intangible assets.

                  "Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any non-recourse Debt, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person.

                  "Credit Rating" means the ratings assigned by not less than two of the Rating Agencies (at least one of which shall be S&P or Moody's) to CarrAmerica's senior long-term unsecured indebtedness.

                  "Customer Licenses" means any license agreement, sublease or other contract pursuant to which the Borrower leases to a customer of the Borrower an executive office suite and provides the services related thereto.

                  "Debt" of any Person means, without duplication, (A) as shown on such Person's consolidated balance sheet (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan), (B) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder,
(C) all Contingent Obligations of such Person, (D) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with Debt set forth in clauses (A), (B) or (C) hereof. For purposes of this Agreement, Debt (other than Contingent Obligations) of the Borrower shall be deemed to include (i) the CarrAmerica Loan and (ii) only the Borrower's pro rata share (such share being based upon the Borrower's percentage ownership interest as shown on the Borrower's annual audited financial statements) of the Debt of any Person in which the Borrower, directly or indirectly, owns an interest, provided that such Debt is nonrecourse, both directly and indirectly, to the Borrower.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                  "Domestic Lending Office" means, as to each Bank, its office located within the United States at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office within the United States as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Lead Agent.

                  "Duff & Phelps" means Duff & Phelps Credit Rating Co. or any successor thereto.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or hazardous wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or hazardous wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "Euro-Dollar Borrowing" has the meaning set forth in Section 1.3.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                  "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Lead Agent.

                  "Euro-Dollar Loan" means a Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing or Notice of Interest Rate Election.

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.7(b).

                  "Event of Default" has the meaning set forth in Section 6.1.

                  "Executive Suites Business" shall mean the business of leasing or subleasing office space and office equipment to an individual or company on an office-by-office basis together with secretarial support, telephone answering and other office support services.

                  "Facility" shall mean the revolving credit facility established pursuant to this Agreement.

                  "Facility Fee" has the meaning set forth in Section 2.8(a).

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Lead Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

                  "Fitch" means Fitch Investors Services, L.P. or any successor thereto.

                  "Fronting Bank" shall mean Morgan or such other Bank which Borrower is notified by the Lead Agent may be a Fronting Bank and which is designated by Borrower in its Notice of Borrowing as the Bank which shall issue a Letter of Credit with respect to such Notice of Borrowing.

                  "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Group of Loans" means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.4, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

                  "Guarantor" means CarrAmerica.

                  "Guaranty" means the Amended and Restated Guaranty Agreement, dated as of the date hereof, made by Guarantor for the benefit of the Banks.

                  "Indemnitee" has the meaning set forth in Section 9.3(b).

                  "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or the date of continuation or conversion specified in the Notice of Interest Rate Election, as the case may be, and ending one, two, three or six months thereafter, as the Borrower may elect in the Notice of Borrowing or in the Notice of Interest Rate Election; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business

         Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) no Interest Period shall end after the Maturity Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or the date of conversion specified in the Notice of Interest Rate Election, as the case may be, and ending 30 days thereafter; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and provided further that any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Investment Grade Rating" means a rating for a Person's senior long-term unsecured debt, or if no such rating has been issued, a "shadow" rating, of BBB- or better from S&P, and a rating or "shadow" rating of Baa3 or better from Moody's or a rating or "shadow" rating equivalent to the foregoing from either Duff & Phelps or Fitch. Any such "shadow" rating shall be evidenced by a letter from the applicable Rating Agency or by such other evidence as may be reasonably acceptable to the Required Banks.

                  "Lead Agent" means Morgan Guaranty Trust Company of New York in its capacity as Lead Agent for the Banks hereunder, and its successors in such capacity.

                  "Lease Assets" means as of any time, the leasehold interests owned directly or indirectly as lessee by the Borrower at such time in furtherance of Borrower's Executive Suites Business.

                  "Letter(s) of Credit" has the meaning provided in Section 2.2(b).

                  "Letter of Credit Collateral" has the meaning provided in
Section 6.4.

                  "Letter of Credit Collateral Account" has the meaning provided in Section 6.4.

                  "Letter of Credit Documents" has the meaning provided in
Section 2.17.

                  "Letter of Credit Usage" means at any time the sum of (i) the aggregate maximum amount available to be drawn under the Letters of Credit then outstanding, assuming compliance with all requirements for drawing referred to therein, and (ii) the aggregate amount of the Borrower's unpaid obligations under this Agreement in respect of the Letters of Credit.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a loan made by a Bank pursuant to Section 2.1 hereof; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

                  "Loan Documents" means this Agreement, the Notes, Letters of Credit, Letter of Credit Documents and the Guaranty.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.7(b).

                  "Margin Stock" shall have the meaning provided such term in Regulation U of the Federal Reserve Board.

                  "Material Adverse Effect" means a material adverse effect upon
(i) the business, operations, properties or assets of either the Borrower or Guarantor or (ii) the ability of the Borrower to perform its obligations hereunder in all material respects or the ability of the Guarantor to perform its obligations under the Guaranty in all material respects, including to pay interest and principal.

                  "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

                  "Maturity Date" has the meaning set forth in Section 2.9.

                  "Maximum Loan Amount" shall mean, at any time and from time to time, an amount up to Two Hundred Million Dollars ($200,000,000).

                  "Minority Holdings" means partnership interests, membership interests in limited liability companies and corporations held or owned by Borrower which are not consolidated with Borrower on Borrower's financial statements.

                  "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                  "Morgan" means Morgan Guaranty Trust Company of New York, in its individual capacity.

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "New Acquisition" has the meaning set forth in Section 5.15.

                  "Non-Recourse Debt" means Debt of the Borrower on a consolidated basis for which the right of recovery of the obligee thereof is limited to recourse against the Customer Licenses securing such Debt (subject to such limited exceptions to the non-recourse nature of such Debt such as fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions at the time of the incurrence of such Debt).

                  "Notes" means the promissory notes of the Borrower made pursuant to Section 2.5 hereof, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, as such promissory notes may be amended, restated, reissued, extended or modified.

                  "Notice of Borrowing" has the meaning set forth in Section 2.2 hereof.

                  "Notice of Interest Rate Election" has the meaning set forth in Section 2.15 hereof.

                  "Obligations" means all obligations, liabilities and indebtedness of every nature of the Borrower, from time to time owing to any Bank under or in connection with this Agreement or any other Loan Document, including, without limitation, (i) the outstanding principal amount of the Loans at such time, plus (ii) the Letter of Credit Usage at such time.

                  "Outstanding Balance" means the sum of (i) the aggregate outstanding and unpaid principal balance of all Loans and (ii) the Letter of Credit Usage.

                  "Parent" means, with respect to any Bank, any Person controlling such Bank.

                  "Participant" has the meaning set forth in Section 9.6(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

                  "Rating Agencies" means, collectively, S&P, Moody's, Duff & Phelps and Fitch.

                  "Recourse Debt" shall mean Debt of the Borrower or any Consolidated Subsidiary that is not Non-Recourse Debt.

                  "Reference Bank" means the principal London offices of Morgan Guaranty Trust Company of New York.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Release Date" has the meaning set forth in the Guaranty.

                  "Required Banks" means initially, at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans, provided, however, that from and after such time as no four or fewer Banks have 51% or more of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, hold Notes evidencing 51% or more of the aggregate unpaid principal amount of the Loans, then, at any time "Required Banks" shall mean Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

                  "Solvent" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Debts of such Person.

                  "S&P" means Standard & Poor's Ratings Group, or any successor thereto.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests representing either (i) ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) a majority of the economic interest therein, are at the time directly or indirectly owned by Borrower.

                  "Term" has the meaning set forth in Section 2.9.

                  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                  "Unsecured Debt" means all Debt which is not secured by a Lien.


                  SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of Borrower delivered to the Lead Agent and the Banks; provided that, if Borrower notifies the Lead Agent and the Banks that Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Lead Agent notifies Borrower that the Required Banks wish to amend Article V for such purpose), then Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and the Required Banks.

                  SECTION 1.3. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans).


                                   ARTICLE II

                                  THE CREDITS

                  SECTION 2.1. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make the Loans to Borrower and to participate in Letters of Credit issued by the Fronting Bank on behalf of Borrower pursuant to this Section, from time to time, but not more frequently than four times monthly during the Term in amounts such that the aggregate principal amount of the Loans by such Bank at any one time outstanding, together with such Bank's pro rata share of Letter of Credit Usage, shall not exceed the amount of its Commitment. The aggregate amount of Loans to be made hereunder, together with the Letter of Credit Usage, shall not exceed the Maximum Loan Amount. Each Borrowing under this subsection (a) shall be in an aggregate principal amount of at least $1,000,000, or an integral multiple of $1,000,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Subject to the limitations set forth herein, any amounts repaid may be reborrowed. Notwithstanding anything to the contrary, the number of new Borrowings shall be limited to four Borrowings per month and no more than fifteen (15) Borrowings shall be outstanding at any time.

                  SECTION 2.2. Notice of Borrowing. (a) The Borrower shall give the Lead Agent notice (a "Notice of Borrowing") not later than 10:00 a.m. (New York City time) (x) one Domestic Business Day before each Base Rate Borrowing or
(y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                           (i)   the date of such Borrowing, which shall be a
Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                           (ii)  the aggregate amount of such Borrowing,

                           (iii) whether the Loans comprising such Borrowing are
to be Base Rate Loans or Euro-Dollar Loans, and

                           (iv)  in the case of a Euro-Dollar Borrowing, the
duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) The Borrower shall give the Lead Agent, and the designated Fronting Bank, written notice in the event that it desires to have Letters of Credit (each, a "Letter of Credit") issued hereunder no later than 10:00 a.m., New York City time, at least four (4) Domestic Business Days prior to the date of such issuance. Each such notice shall specify (i) the designated Fronting Bank, (ii) the aggregate amount of the requested Letters of Credit, (iii) the individual amount of each requested Letter of Credit and the number of Letters of Credit to be issued, (iv) the date of such issuance (which shall be a Domestic Business Day), (v) the name and address of the beneficiary, (vi) the expiration date of the Letter of Credit (which in no event shall be later than twelve (12) months after the issuance of such Letter of Credit or the Maturity

Date, whichever is earlier), (vii) the purpose and circumstances for which such Letter of Credit is being issued and (viii) the terms upon which each such Letter of Credit may be drawn down (which terms shall not leave any discretion to Fronting Bank). Each such notice may be revoked telephonically by the Borrower to the applicable Fronting Bank and the Lead Agent any time prior to the date of issuance of the Letter of Credit by the applicable Fronting Bank, provided such revocation is confirmed in writing by the Borrower to the Fronting Bank and the Lead Agent within one (1) Domestic Business Day by facsimile. No later than 10:00 a.m., New York City time, on the date that is four (4) Domestic Business Days prior to the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require the Fronting Bank to make a payment under the Letter of Credit; provided that Fronting Bank may, in its reasonable judgment, require changes in any such documents and certificates only in conformity with changes in customary and commercially reasonable practice or law and provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the following Domestic Business Day that such draft is presented if such presentation is made later than 10:00 A.M. New York City time (except that if the beneficiary of any Letter of Credit requests at the time of the issuance of its Letter of Credit that payment be made on the same Domestic Business Day against a conforming draft, such beneficiary shall be entitled to such a same day draw, provided such draft is presented to the applicable Fronting Bank no later than 10:00 A.M. New York City time and provided further that, prior to the issuance of such Letter of Credit, the Borrower shall have requested to Fronting Bank and the Lead Agent that such beneficiary shall be entitled to a same day draw). In determining whether to pay on such Letter of Credit, the Fronting Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                  SECTION 2.3. Intentionally Omitted.

                  SECTION 2.4. Notice to Banks; Funding of Loans.

                  (a) Upon receipt of a Notice of Borrowing, the Lead Agent shall notify each Bank on the same day as it receives such Notice of Borrowing of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing as indicated in the Notice of Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Lead Agent at its address referred to in Section 9.1. The Lead Agent will make the funds so received from the Banks available to the Borrower at the Lead Agent's aforesaid address. If the Borrower has requested the issuance of a Letter of Credit, no later than 12:00 Noon (New York City time) on the date of such issuance as indicated in the Notice of Borrowing, the Fronting Bank shall issue such Letter of Credit in the amount so requested and deliver the same to the Borrower with a copy thereof to the Lead Agent. Immediately upon the issuance of each Letter of Credit by the Fronting Bank, such Fronting Bank shall be deemed to have sold and transferred to each other Bank, and each such other Bank shall be deemed to, and hereby agrees to, have irrevocably and unconditionally purchased and received from Fronting Bank, without recourse or warranty, an undivided interest and a participation in such Letter of Credit, any drawing thereunder, and the obligations of the Borrower hereunder with respect thereto, and any security therefor or guaranty pertaining thereto, in an amount equal to such Bank's ratable share thereof (based upon the ratio its Commitment bears to the aggregate of all Commitments). Upon any change in any of the Commitments in accordance herewith, there shall be an automatic adjustment to such participations to reflect such changed shares. The Fronting Bank shall have the primary obligation to fund any and all draws made with respect to such Letter of Credit notwithstanding any failure of a participating Bank to fund its ratable share of any such draw. The Lead Agent will instruct the Fronting Bank to make such Letter of Credit available to the Borrower and the Fronting Bank shall make such Letter of Credit available to the Borrower at the Borrower's aforesaid address on the date of the Borrowing.

                  (c) Unless the Lead Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Lead Agent such Bank's share of such Borrowing, the Lead Agent may assume that such Bank has made such share available to the Lead Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Lead Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Lead Agent, such Bank and the Borrower agree to repay to the Lead Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Lead Agent, at (i) in the case of Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Lead Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                  SECTION 2.5. Notes.

                  (a) The Loans shall be evidenced by the Notes, each of which shall be payable to the order of each Bank for the account of its Applicable Lending Office in an amount equal to each such Bank's Commitment.

                  (b) Each Bank may, by notice to the Borrower and the Lead Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                  (c) Upon receipt of each Bank's Note pursuant to Section 3.1(a) or (b) hereof, the Lead Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

                  (d) There shall be no more than fifteen (15) Euro-Dollar Borrowings outstanding at any one time pursuant to this Agreement.

                  SECTION 2.6. Maturity of Loans. The Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

                  SECTION 2.7. Interest Rates.

                  (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin for Base Rate Loans for such day plus the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof.

                  (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollar Loans for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                  "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to the Euro-Dollar Reference Bank in the London interbank market at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  (c) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at the annual rate of the sum of the Prime Rate and four percent (4%).

                  (d) The Lead Agent shall determine each interest rate applicable to the Loans hereunder. The Lead Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (e) The Reference Bank agrees to use its best efforts to furnish quotations to the Lead Agent as contemplated by this Section. If the Reference Bank does not furnish a timely quotation, the provisions of Section
8.1 shall apply.

                  SECTION 2.8. Fees.

                  (a) Facility Fee. Effective as of the date hereof, during the Term, the Borrower shall pay to the Lead Agent for the account of the Banks ratably in proportion to their respective Commitments a facility fee (the "Facility Fee") equal to .20% per annum on the aggregate Commitments. The Facility Fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Term.

                  (b) Letter of Credit Fee. During the Term, the Borrower shall pay to the Lead Agent, for the account of the Banks ratably in proportion to their respective interests in undrawn issued Letters of Credit, a fee (a "Letter of Credit Fee") in an amount, provided that no Event of Default shall have occurred and be continuing, equal to a rate per annum equal to the Applicable

Margin for Euro-Dollar Loans on the daily average of such issued and undrawn Letters of Credit, which fee shall be payable, in arrears, on each January 1, April 1, July 1 and October 1 during the Term. From the occurrence, and during the continuance, of an Event of Default, such fee shall be increased to be equal to four percent (4%) per annum on the daily average of such issued and undrawn Letters of Credit.

                  (c) Fronting Bank Fee. The Borrower shall pay any Fronting Bank, for its own account, a fee (a "Fronting Bank Fee") at a rate per annum equal to .15% of the issued and undrawn amount of such Letter of Credit, which fee shall be in addition to and not in lieu of, the Letter of Credit Fee. The Fronting Bank Fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Term.

                  (d) Fees Non-Refundable. All fees payable to Lead Agent shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Lead Agent and the Banks regardless of whether any Loans are actually made.

                  SECTION 2.9. Mandatory Termination. The term (the "Term") of the Commitments shall terminate and expire on August 26, 2001 (the "Maturity Date").

                  SECTION 2.10. Intentionally Omitted.

                  SECTION 2.11. Optional Prepayments.

                  (a) The Borrower may, upon at least one Domestic Business Day's notice to the Lead Agent, prepay to the Lead Agent, for the account of the Banks, any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating One Million Dollars ($1,000,000), or an integral multiple of One Million Dollars ($1,000,000) in excess thereof or, if less, the outstanding principal balance, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                  (b) Except as provided in Section 8.2, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the maturity thereof unless the Borrower shall also pay any applicable expenses pursuant to Section 2.13. Any such prepayment shall be upon at least three (3) Euro-Dollar Business Days' notice to the Lead Agent. Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above and shall be applied to prepay ratably the Loans of the Banks included.

                  (c) The Borrower may, upon at least one (1) Domestic Business Day's notice to the Lead Agent (by 11:00 a.m New York time on such Domestic Business Day), reimburse the Lead Agent for the benefit of the Fronting Bank for the amount of any drawing under a Letter of Credit in whole or in part in any amount.

                  (d) The Borrower may at any time return any undrawn Letters of Credit to the Fronting Bank in whole, but not in part, and the Fronting Bank shall give the Lead Agent and each of the Banks notice of such return.

                  (e) The Borrower may at any time and from time to time cancel all or any part of the Commitments in amounts aggregating Five Million Dollars ($5,000,000), or an integral multiple of One Million Dollars ($1,000,000) in excess thereof, by the delivery to the Lead Agent and the Banks of a notice of cancellation upon at least three (3) Domestic Business Days' notice to Lead Agent and the Banks, whereupon, in either event, all or such portion of the Commitments, shall terminate as to the Banks, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding in an aggregate amount which exceeds the Commitments (after giving effect to any such reduction), the Borrower shall prepay to the Lead Agent, for the account of the Banks, as applicable, all or such portion of Loans outstanding on such date in accordance with the requirements of Sections 2.11(a) and (b). In no event shall Borrower be permitted to cancel Commitments for which a Letter of Credit has been issued and is outstanding unless the Borrower returns (or causes to be returned) such Letter of Credit to the Fronting Bank. The Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid.

                  (f) Upon receipt of a notice of prepayment or cancellation or a return of a Letter of Credit pursuant to this Section, the Lead Agent shall promptly, and in any event within one (1) Domestic Business Day, notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment or cancellation and such notice shall not thereafter be revocable by the Borrower.

                  (g) Any amounts so prepaid pursuant to this Section 2.11 may be reborrowed subject to the other terms of this Agreement. In the event the Borrower elects to cancel all or any portion of the Commitments pursuant to
Section 2.11(e) hereof, such amounts may not be reborrowed.

                  SECTION 2.12. General Provisions as to Payments.

                  (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Lead Agent at its address referred to in
Section 9.1. The Lead Agent will distribute to each Bank its ratable share of each such payment received by the Lead Agent for the account of the Banks on the same day as received by the Lead Agent if received by the Lead Agent by 3:00 p.m. (New York City time), or, if received by the Lead Agent after 3:00 p.m. (New York City time), on the immediately following Domestic Business Day. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (b) Unless the Lead Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Lead Agent may assume that the Borrower has made such payment in full to the Lead Agent on such date and the Lead Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Lead Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Lead Agent, at the Federal Funds Rate.

         SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to
Section 2.7(b), or if the Borrower fails to borrow any Euro-Dollar Loans, after notice has been given to any Bank in accordance with Section 2.4(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing Participant in the related
Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense and the calculation thereof, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15. Method of Electing Interest Rates.

         (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Lead Agent at least three (3) Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be continued as Base Rate Loans, in which case such notice shall be delivered to the Lead Agent no later than 12:00 Noon (New York City time) at least one (1) Domestic Business Day before such continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $1,000,000 or any larger multiple of $1,000,000, (iii) subject to Section 2.1, there shall be no more than fifteen (15) Borrowings comprised of Euro-Dollar Loans outstanding at any time under this Agreement, (iv) no Loan may be continued as, or converted into, a Euro-Dollar Loan when any Event of Default has occurred and is continuing, and
(v) no Interest Period shall extend beyond the Maturity Date.

         (b)  Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Lead Agent shall notify each Bank on the same day as it receives such Notice of Interest Rate Election of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Lead Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

                  SECTION 2.16. Letters of Credit. (a) Subject to the terms contained in this Agreement and the other Loan Documents, upon the receipt of a notice in accordance with Section 2.2(b) requesting the issuance of a Letter of Credit, the Fronting Bank shall issue a Letter of Credit or Letters of Credit in such form as is reasonably acceptable to the Borrower in an amount or amounts equal to the amount or amounts requested by the Borrower.

                  (b) Each Letter of Credit shall be issued in the minimum amount of Ten Thousand Dollars ($10,000).

                  (c) The Letter of Credit Usage shall be no more than Twenty Million Dollars ($20,000,000) at any one time.

                  (d) There shall be no more than twenty-five (25) Letters of Credit outstanding at any one time.

                  (e) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereunder, the Fronting Bank shall notify the Borrower and the Lead Agent (and the Lead Agent shall endeavor to notify each Bank thereof) on or before the date on which the Fronting Bank intends to honor such drawing, and, except as provided in this subsection (e), the Borrower shall reimburse the Fronting Bank, in immediately available funds, on the same day on which such drawing is honored in an amount equal to the amount of such drawing. Notwithstanding anything contained herein to the contrary, however, unless the Borrower shall have notified the Lead Agent, and the Fronting Bank prior to 11:00 a.m. (New York time) on the Domestic Business Day immediately prior to the date of such drawing that the Borrower intends to reimburse the Fronting Bank for the amount of such drawing with funds other than the proceeds of the Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.2 to the Lead Agent, requesting a Borrowing of Base Rate Loans on the date on which such drawing is honored and in an amount equal to the amount of such drawing. Each Bank (other than the Fronting Bank) shall, in accordance with Section 2.4(b), make available its share of such Borrowing to the Lead Agent, the proceeds of which shall be applied directly by the Lead Agent to reimburse the Fronting Bank for the amount of such draw. In the event that any such Bank fails to make available to the Fronting Bank the amount of such Bank's participation on the date of a drawing, the Fronting Bank shall be entitled to recover such amount on demand from such Bank together with interest at the Federal Funds Rate commencing on the date such drawing is honored.

                  (f) If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, or participations in any letter of credit, upon any Bank (including the Fronting Bank) or (b) impose on any Bank any other condition regarding this Agreement or such Bank (including the Fronting Bank) as it pertains to the Letters of Credit or any participation therein and the result of any event referred to in the preceding clause (a) or (b) shall be to increase the cost to the Fronting Bank or any Bank of issuing or maintaining any Letter of Credit or participating therein then the Borrower shall pay to the Fronting Bank or such Bank, within 15 days after written demand by such Bank (with a copy to the Lead Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, such additional amounts as shall be required to compensate the Fronting Bank or such Bank for such increased costs or reduction in amounts received or receivable hereunder together with interest thereon at the Base Rate. The amount specified in the written demand shall, absent manifest error, be final and conclusive and binding upon the Borrower.

                  (g) The Borrower hereby agrees to protect, indemnify, pay and save the Fronting Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and disbursements) which the Fronting Bank may incur or be subject to as a result of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of the Fronting Bank or
(ii) the failure of the Fronting Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (collectively, "Governmental Acts"), other than as a result of the gross negligence or wilful misconduct of the Fronting Bank. As between the Borrower and the Fronting Bank, the Borrower assumes all risks of the acts and omissions of, or misuses of, the Letters of Credit issued by the Fronting Bank, by the beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Fronting Bank shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, telex, facsimile transmission, or otherwise; (v) for errors in interpretation of any technical terms; (vi) for any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of such Letter of Credit; and (viii) for any consequence arising from causes beyond the control of the Fronting Bank, including any Government Acts, in each case other than as a result of the gross negligence or willful misconduct of the Fronting Bank. None of the above shall affect, impair or prevent the vesting of the Fronting Bank's rights and powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Fronting Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Fronting Bank under any resulting liability to the Borrower.

                  (h) If the Fronting Bank or the Lead Agent is required at any time, pursuant to any bankruptcy, insolvency, liquidation or reorganization law or otherwise, to return to the Borrower any reimbursement by the Borrower of any drawing under any Letter of Credit, each Bank shall pay to the Fronting Bank or the Lead Agent, as the case may be, its share of such payment, but without interest thereon unless the Fronting Bank or the Lead Agent is required to pay interest on such amounts to the person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the Fronting Bank or the Lead Agent is required to pay.

         SECTION 2.17. Letter of Credit Usage Absolute. The obligations of the Borrower under this Agreement in respect of any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) and any Letter of Credit Documents (as hereinafter defined) under all circumstances, including, without limitation, to the extent permitted by law, the following circumstances:

         (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Letter of Credit Documents") or any Loan Document;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent by the Borrower to departure from all or any of the Letter of Credit Documents or any Loan Document, provided that the Fronting Bank shall not consent to any such change or amendment unless previously consented to in writing by the Borrower;

         (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrower in respect of the Letters of Credit;

         (d) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Lead Agent, the Fronting Bank or any Bank (other than a defense based on the gross negligence or wilful misconduct of the Lead Agent, the Fronting Bank or such Bank) or any other Person, whether in connection with the Loan Documents, the transactions contemplated hereby or by the Letters of Credit Documents or any unrelated transaction;

         (e) any draft or any other document presented under or in connection with any Letter of Credit or other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of the Fronting Bank;

         (f) payment by the Fronting Bank against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit; provided that such payment shall not have constituted gross negligence or wilful misconduct of the Fronting Bank; and

         (g) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or any agreement or instrument relating to any Letter of Credit, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower; provided that such other circumstance or happening shall not have been the result of gross negligence or wilful misconduct of the Fronting Bank.


                                   ARTICLE III

                                   CONDITIONS


         SECTION 3.1. Closing. The closing hereunder shall occur on the date (the "Closing Date") when each of the following conditions is satisfied (or waived by the Lead Agent), each document to be dated the Closing Date unless otherwise indicated:

         (a) Borrower shall have executed and delivered to the Lead Agent a Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.5;

         (b) the Borrower shall have executed and delivered to the Lead Agent a duly executed original of this Agreement;

         (c) the Guarantor shall have executed and delivered to the Lead Agent a duly executed original of the Guaranty;

         (d) Lead Agent shall have received an opinion of Hogan & Hartson L.L.P., with respect to certain matters of New York and Maryland law and the General Corporation Law of the State of Delaware, acceptable to the Lead Agent, the Banks and their counsel;

         (e) the Lead Agent shall have received all documents the Lead Agent may reasonably request relating to the existence of the Borrower and the Guarantor, the authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Lead Agent. Such documentation shall include, without limitation, the certificate of incorporation and by-laws of the Borrower and the Guarantor, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the Borrower or the Guarantor, as of a date not more than forty-five (45) days prior to the Closing Date, together with a good standing certificate from the Secretary of State (or the equivalent thereof) of Delaware with respect to Borrower or Maryland with respect to the Guarantor and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which Borrower or the Guarantor is required to be qualified to transact business, each to be dated not more than forty-five (45) days prior to the Closing Date;

         (f) the Lead Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and Section 3.2, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Lead Agent in its sole discretion;

         (g) the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents;

         (h) the Lead Agent shall have received an unaudited consolidated balance sheet and income statement of Borrower for the fiscal quarter ended June 30, 1998;

         (i) the Lead Agent shall have received wire transfer instructions in connection with the Loans to be made on the Closing Date;

         (j) the Lead Agent shall have received, for its and any other Bank's account, all fees due and payable to Lead Agent on or before the Closing Date, and the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP;

         (k) the Lead Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

         (l) the Lead Agent shall have received satisfactory reports of Uniform Commercial Code filing searches conducted by a search firm acceptable to the Lead Agent with respect to the Borrower, such searches to be conducted in Delaware and Georgia;

         (m) no material defaults or Events of Default (as defined therein) shall exist under any existing agreement entered into by the Borrower in connection with any Debt of the Borrower;

         (n) no material defaults or Events of Default (as defined therein) shall exist under the Carr Credit Agreement;

         (o) the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date both before and after giving effect to the making of any Loans;

         (p) receipt by the Lead Agent and the Banks of a certificate of the chief financial officer or the chief accounting officer of Borrower certifying that the Borrower is in compliance with all covenants of the Borrower contained in this Agreement, including, without limitation, the requirements of Section 5.8, as of the Closing Date; and

         (q) receipt by the Lead Agent and the Banks of a certificate of the chief financial officer or the chief accounting officer of Guarantor certifying that Guarantor is in compliance with all covenants of Guarantor contained in the Carr Credit Agreement, including, without limitation, the requirements of
Section 5.8 thereof, as of the Closing Date.

         The Lead Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.2. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing or to participate in any Letter of Credit issued by the Fronting Bank and the obligation of the Fronting Bank to issue a Letter of Credit on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a) the Closing Date shall have occurred on or prior to September 30, 1998;

         (b) receipt by the Lead Agent of a Notice of Borrowing as required by
Section 2.2;

         (c) immediately after such Borrowing, the Outstanding Balance will not exceed the aggregate amount of the Commitments and with respect to each Bank, such Bank's pro rata portion of the Loans and the Letter of Credit Usage will not exceed such Bank's Commitment;

         (d) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

         (e) the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

         (f) no material default or Event of Default (as defined under the Carr Credit Agreement) shall have occurred under the Carr Credit Agreement as of the date of such Borrowing;

         (g) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain, the making or repayment of the Loans, the issuance of any Letters of Credit or any participations therein or the consummation of the transactions contemplated hereby; and

         (h) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Lead Agent or the Required Banks, as the case may be, has had or is likely to have a Material Adverse Effect.

         Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c) through (h) of this Section (except that with respect to clause
(g), such
representation and warranty shall be deemed to be limited to laws, regulations, orders, judgments, decrees and litigation affecting the Borrower and not solely the Banks).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


         In order to induce the Lead Agent and each of the other Banks which may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the date hereof. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

         SECTION 4.1. Existence and Power of Borrower. Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

         SECTION 4.2. Intentionally Omitted.

         SECTION 4.3. Power and Authority of Borrower. Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution and delivery and the performance of such Loan Documents. Borrower has duly executed and delivered each Loan Document to which it is a party, and each such Loan Document constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

         SECTION 4.4. Subordination of CarrAmerica Loans. The rights and remedies of Lead Agent and the Banks granted hereunder are and shall remain superior to and prior to the rights of CarrAmerica in, to and under the CarrAmerica Loan and any existing or future loans made by CarrAmerica to Borrower.

         SECTION 4.5. No Violation. Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it is subject or (iii) will cause a default by Borrower under any organizational document of any Subsidiary, or cause a default under Borrower's articles of incorporation or by-laws.

         SECTION 4.6. Financial Information.

         (a) The unaudited consolidated balance sheet of Borrower as of June 30, 1998, and unaudited consolidated income statements for the three months ended June 30, 1998, copies of which have been delivered to the Lead Agent, fairly presents, in conformity with generally accepted accounting principles, the consolidated financial position of Borrower as of such date and its consolidated results of operations for such fiscal quarter.

         (b) Since June 30, 1998, (i) there has been no material adverse change in the business, financial position or results of operations of the Borrower and
(ii) except as previously disclosed to the Lead Agent or as publicly disclosed, the Borrower has not incurred any material indebtedness or guaranty.

         SECTION 4.7. Litigation.

         (a) There is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, (i) the

Borrower or any of its Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, in any case before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could, individually or in the aggregate, have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

         (b) There are no final nonappealable judgments or decrees in an aggregate amount of Five Million Dollars ($5,000,000) or more entered by a court or courts of competent jurisdiction against the Borrower (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing).

         SECTION 4.8. Compliance with ERISA.

         (a) Except as previously disclosed to the Lead Agent in writing, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except where failure to do so would not result in a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,
(ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         (b) The transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Lead Agent or the Banks to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

         SECTION 4.9. Intentionally Omitted.

         SECTION 4.10. Taxes. The initial tax year of the Borrower for federal income tax purposes was the year ended December 31, 1997. The Borrower and its subsidiaries have each filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the books of the Borrower and its subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Lead Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to the Borrower which materially and adversely affect or are likely to materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its subsidiaries considered as one enterprise or the ability of the Borrower to perform its obligations under this Agreement or the other Loan Documents.

         SECTION 4.12. Solvency . On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower is Solvent.

         SECTION 4.13. Use of Proceeds; Margin Regulations. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions hereof. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

         SECTION 4.14. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect.

         SECTION 4.15. Investment Company Act; Public Utility Holding Company Act. Borrower is not (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

         SECTION 4.16. Closing Date Transactions. On the Closing Date and immediately prior to the making of the Loans, the transactions (other than the making of the Loans) intended to be consummated on the Closing Date will have been consummated in accordance with all applicable laws. All consents and approvals of, and all other actions by, any Person required in order to make or consummate such transactions have been obtained, given or taken and are in full force and effect.

         SECTION 4.17. Representations and Warranties in Loan Documents. All representations and warranties made by the Borrower in the Loan Documents are true and correct in all material respects.

         SECTION 4.18. Patents, Trademarks, etc. The Borrower has obtained and holds in full force and effect all patents, trademarks, service marks, trade names, copyrights and other such rights or licenses to utilize such patents, trademarks, service marks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect. To the Borrower's knowledge, no material product, process, method, substance, part or other material presently sold by or employed by the Borrower in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other such right owned by any other Person. There is not pending or, to the Borrower's knowledge, threatened any claim or litigation against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part or other material.

         SECTION 4.19. No Default. No Default or Event of Default exists under or with respect to any Loan Document. Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely (to the extent that the Borrower can now reasonably foresee) to result in a Material Adverse Effect.

         SECTION 4.20. Licenses, etc. The Borrower has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely (to the extent the Borrower can now reasonably foresee) to have a Material Adverse Effect.

         SECTION 4.21. Compliance With Law. The Borrower is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely (to the extent the Borrower can now reasonably foresee) to have a Material Adverse Effect.

         SECTION 4.22. No Burdensome Restrictions. The Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely (to the extent the Borrower can now reasonably foresee) to have a Material Adverse Effect.

         SECTION 4.23. Brokers' Fees. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents (except with respect to the acquisition or disposition of Lease Assets) or otherwise in connection with this Agreement, and Borrower has not done any acts, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents (except with respect to the acquisition or disposition of Lease Assets), other than the fees payable hereunder.

         SECTION 4.24. Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower and the Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years.

         SECTION 4.25. Organizational Documents. The documents delivered pursuant to Section 3.1(e) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower. The Borrower represents that it has delivered to the Lead Agent true, correct and complete copies of each of the documents set forth in this Section 4.25.

         SECTION 4.26. Principal Offices. The principal office, chief executive office and principal place of business of the Borrower is 1117 Perimeter Center West, Suite 500 East, Atlanta, Georgia 30338.

         SECTION 4.27. Subordination of CarrAmerica Loan. Subject to the provisions of Section 5.8(a), the CarrAmerica Loan and all other obligations or liabilities of Borrower to CarrAmerica have been subordinated, by their terms, to this Facility and all of CarrAmerica's rights and interests in and to the collateral for the CarrAmerica Loan have been subordinated by their terms to this Facility.

         SECTION 4.28. Ownership of Property. The Borrower's interest in real property is limited to the Lease Assets. The Borrower has not owned and does not intend to own any fee simple or groundleasehold interests in real property.
Schedule 4.28 attached hereto and made a part hereof sets forth all the real property leased by the Borrower and Persons in which the Borrower, directly or indirectly, owns an interest as of the Closing Date. As of the Closing Date, the Borrower and such Persons have good and insurable leasehold title to all of such real property, subject to customary encumbrances and liens as of the date of this Agreement. As of the date of this Agreement, there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Lease Assets except as disclosed on Schedule 4.28.

         SECTION 4.29. Insurance. The Borrower currently maintains, or causes its tenants to maintain, insurance at 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of the Lease Assets, as well as commercial general liability insurance (including "builders' risk") against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers' compensation insurance, in each case with respect to the Lease Assets with insurers having an A.M. Best policyholders' rating of not less than A-IX in amounts that prudent owner of assets such as the Lease Assets would maintain.

         SECTION 4.30. Year 2000 Compliance. The Borrower has conducted a comprehensive review and assesment of its computer applications and has made such inquiry as it determined to be advisable of its key suppliers, vendors and customers or prospects with respect to the "year 2000 problem" (i.e., the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, the Borrower does not believe that the year 2000 problem will result in a material adverse change in its business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Loans.


                                    ARTICLE V

                       AFFIRMATIVE AND NEGATIVE COVENANTS


         Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

         SECTION 5.1. Information. The Borrower will deliver to the Lead Agent and to each of the Banks:

         (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, an audited consolidated balance sheet of the Borrower as of the end of such fiscal year and the related consolidated statements of cash flow and operations for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited by KPMG Peat Marwick LLP or other independent public accountants of similar standing;

         (b) as soon as available and in any event within fifty (50) days after the end of each quarter of each fiscal year of the Borrower, a statement of the Borrower, prepared on a GAAP basis, setting forth the operating income and operating expenses of the Borrower, in sufficient detail so as to calculate net operating cash flow of the Borrower for the immediately preceding quarter;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower as of the dates and for the periods indicated, on the basis of generally accepted accounting principles, subject, in the case of interim financial statements, to normal year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Domestic Business Days prior to the date of such delivery and that on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, no Default or Event of Default under any other provision of Section 6.1 occurred or, if any such Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof;

         (d) Intentionally Omitted;

         (e) (i) within five (5) days after the president, chief financial officer, treasurer, controller or other executive officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the president of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; (ii) promptly and in any event within ten
(10) days after the Borrower obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Borrower as to which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, and (y) any other event, act or condition which is likely to result in a Material Adverse Effect;

         (f) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; notwithstanding anything in this Section 5.1(f) to the contrary, no such certificate shall be required to be delivered to the Lead Agent or the Banks unless the occurrence of an event listed in clauses (i) -
(vii) above would result in a Material Adverse Effect;

         (g) promptly and in any event within five (5) Domestic Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any material loss or loss in excess of $1,500,000 of the Borrower, copies of such notices and correspondence; and

         (h) simultaneously with delivery of the certificate required pursuant to Section 5.1(c), an updated Schedule 4.28, certified by the chief financial officer or any senior vice president or executive vice president of the Borrower as true, correct and complete as of the date such updated schedules are delivered; and

         (i) from time to time such additional information regarding the financial position or business of the Borrower as the Lead Agent, at the request of any Bank, may reasonably request.

         SECTION 5.2. Payment of Obligations. The Borrower will pay and discharge, at or before maturity, all its material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound and any tax liabilities, except where such tax liabilities may be contested in good faith by appropriate proceedings, and will maintain in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same, in any case, where failure to do so will likely result in a Material Adverse Effect.

         SECTION 5.3. Maintenance of Property; Insurance.

         (a) The Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business, including, without limitation, the Lease Assets, in good repair, working order and condition, ordinary wear and tear and the provisions of any mortgage with respect to casualty or condemnation events excepted.

         (b) The Borrower shall or shall cause the Subsidiaries to maintain "all risk" insurance covering 100% replacement cost of its real property assets with insurers having an A.M. Best policyholder's rating of not less than A-VIII, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date, and furnish to each Bank from time to time, upon written request, copies of certificates of insurance under which such insurance is issued and such other information relating to such insurance as such Bank may reasonably request.

         SECTION 5.4. Conduct of Business. The Borrower will continue to engage in business of the same general type as now conducted by the Borrower.

         SECTION 5.5. Compliance with Laws. The Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, all Environmental Laws, all zoning and building codes and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.6. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of any Bank at such Bank's expense to visit and inspect any of its properties to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times, upon reasonable notice, and as often as may reasonably be desired.

         SECTION 5.7. Existence.

         (a) The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

         (b) The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

         SECTION 5.8. Financial Covenants.

         (a) Dividends and Distributions. The Borrower shall not declare any dividends or distributions during the term of the Loan except to the Guarantor, provided, however, that from and after an Event of Default, no payments of dividends or distributions shall be made to any Person.

         (b) No Additional Debt. From and after the date hereof, the Borrower shall not incur any Recourse Debt or Non-Recourse Debt or any other obligations or liabilities except capital leases incurred or entered into in the ordinary course of business, guarantees of lease obligations made by the Borrower for the benefit of any of its subsidiaries, the CarrAmerica Loan or such other unsecured loans made by CarrAmerica, its affiliates or by unaffiliated third parties which have been (or will be, upon creation) subordinated, by their terms, in all respects to this Facility.

         (c) Negative Pledge. From and after the date hereof, the Borrower shall not, and shall not permit any Subsidiary, to enter into any agreement containing any provision prohibiting the creation or assumption of any Lien upon the Lease Assets, revenues or assets, whether now owned or hereafter acquired, or restricting the ability of the Borrower to amend or modify this Agreement or any other Loan Documents.

         SECTION 5.9. Restriction on Fundamental Changes; Operation and Control.
(a) The Borrower shall carry on its business operations through the Borrower and its Subsidiaries. Borrower shall not enter into any merger or consolidation, unless the Borrower is the surviving entity, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, hold an interest in any subsidiary which is not controlled by the Borrower or enter into other business lines, without the prior written consent of the Required Banks.

         (b) Borrower shall not amend its articles of incorporation or by-laws in any material respect, without the Lead Agent's consent, which shall not be unreasonably withheld.

         SECTION 5.10. Changes in Business. (a) The Borrower shall not enter into any business which is substantially different from that conducted by the Borrower on the Closing Date after giving effect to the transactions contemplated by the Loan Documents.

         (b) The Borrower shall not own any fee simple or groundleasehold interests in real property.

         SECTION 5.11. Fiscal Year; Fiscal Quarter. The Borrower shall not change its fiscal year or any of its fiscal quarters.

         SECTION 5.12. Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

         SECTION 5.13. Intentionally Omitted.

         SECTION 5.14. Intentionally Omitted.

         SECTION 5.15 Use of Proceeds. The Borrower shall use the proceeds of the Loans solely (i) to facilitate the acquisition by the Borrower (either directly or indirectly through Subsidiaries) of executive office suites or any Executive Suites Business (the "New Acquisitions"), (ii) to fund costs associated with the opening of new executive office suites, (iii) for the purchase of intellectual property or other proprietary rights associated with operating an Executive Suites Business and (iv) for other purposes related to the acquisition of executive office suites (including, without limitation, the acquisition of property service companies in connection therewith and the payment of fees and other costs related to such acquisition) or (v) for working capital and general corporate purposes.

         SECTION 5.16. Transfer of Lease Assets. The Borrower shall not transfer its interest or any portion of any interest in any Lease Asset other than to an entity controlled by the Borrower, except where such transfer would not have a material Adverse Effect.

                                   ARTICLE VI

                                    DEFAULTS

         SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay when due any interest on any Loan, provided, however, that the Borrower shall be entitled to a three (3) Domestic Business Day grace period with respect thereto but only as to two (2) payments of interest during the Term, or the Borrower shall fail to pay within three (3) Domestic Business Days after the same is due any fees or other amounts payable hereunder;

         (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.7(a), 5.8 to 5.16, inclusive, subject to any applicable grace periods set forth therein;

         (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Lead Agent;

         (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

         (e) the Borrower shall default or, prior to the Release Date, the Guarantor shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse or Non-Recourse Debt or Debt made or guaranteed by the Borrower or Guarantor, as applicable (other than the CarrAmerica Loan or the Obligations and provided that such Debt is in an aggregate amount of Ten Million Dollars ($10,000,000) or more) and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period (as the same may be extended by the applicable lender) and such default shall not be waived by the applicable lender (which waiver shall serve to reinstate the applicable loan), or the Borrower shall default or, prior to the Release Date, the Guarantor shall default in the performance or observance of any obligation or condition with respect to any such Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period (as the same may be extended by the applicable lender), if in any such case the effect of such default, event or condition is to accelerate the maturity of any such Debt or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Debt and such default shall not be waived by the applicable lender (which waiver shall serve to reinstate the applicable loan), or any such Debt shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment;

         (f) prior to the Release Date, the Guaranty shall fail to remain in full force and effect or an Event of Default (as defined under the Guaranty) shall have occurred;

         (g) the Borrower or the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against the Borrower or the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect;

         (i) the Borrower shall default in its obligations under any Loan Document other than this Agreement beyond any applicable notice and grace periods;

         (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA, or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing, or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan, or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

         (k) one or more final nonappealable judgments or decrees in an aggregate amount of six percent (6%) or more of the Consolidated Tangible Net Worth as of such date shall be entered by a court or courts of competent jurisdiction against the Borrower (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

         (l) during any consecutive two year period commencing on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors or whose nomination for election by stockholders of the Borrower was approved by a vote of at least a majority of the members of the Board of Directors then in the office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office;

         (m) more than 49.99% of the issued and outstanding shares of common stock of the Borrower shall be acquired by, or dividended to, any Person or Persons other than the Guarantor and such acquisition or dividend shall not be approved by 100% of the Banks; or

         (n) during any consecutive two year period commencing on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors of the Guarantor (together with any new directors whose election by the Board of Directors or whose nomination for election by stockholders of the Guarantor was approved by a vote of at least a majority of the members of the Board of Directors then in the office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         SECTION 6.2. Rights and Remedies. (a) Upon the occurrence of any Event of Default described in Sections 6.1(g) or (h), the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind

(including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Lead Agent may exercise any of its rights and remedies hereunder and by written notice to the Borrower, declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind other than as provided in the Loan Documents (including, without limitation, valuation and appraisement, diligence, presentment, and notice of intent to demand or accelerate), all of which are hereby expressly waived by the Borrower.

         (b) Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default other than any Event of Default described in Sections 6.1(g) or (h), the Lead Agent shall not exercise any of its rights and remedies hereunder nor declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be immediately due and payable, until such time as the Lead Agent shall have delivered a notice to the Banks specifying the Event of Default which has occurred and whether Lead Agent recommends the acceleration of the Obligations due hereunder or the exercise of other remedies hereunder. The Banks shall notify the Lead Agent if they approve or disapprove of the acceleration of the Obligations due hereunder or the exercise of such other remedy recommended by Lead Agent within five (5) Domestic Business Days after receipt of such notice. If any Bank shall not respond within such five (5) Domestic Business Day period, then such Bank shall be deemed to have accepted Lead Agent's recommendation for acceleration of the Obligations due hereunder or the exercise of such other remedy. If the Required Banks shall approve the acceleration of the Obligations due hereunder or the exercise of such other remedy, then Lead Agent shall declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be immediately due and payable or exercise such other remedy approved by the Required Banks. If the Required Banks shall neither approve nor disapprove the acceleration of the Obligations due hereunder or such other remedy recommended by Lead Agent, then Lead Agent may accelerate the Obligations due hereunder or exercise any of its rights and

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

remedies hereunder in its sole discretion. If the Required Banks shall disapprove the acceleration of the Obligations due hereunder or the exercise of such other remedy recommended by Lead Agent, but approve of another remedy, then to the extent permitted hereunder, Lead Agent shall exercise such remedy.

         SECTION 6.3. Notice of Default. If the Lead Agent shall not already have given any notice to the Borrower under Section 6.1, the Lead Agent shall give notice to the Borrower under Section 6.1 promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof.

         SECTION 6.4. Actions in Respect of Letters of Credit. (a) If, at any time and from time to time, any Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, the Lead Agent may, whether in addition to the taking by the Lead Agent of any of the actions described in this Article or otherwise, make a demand upon the Borrower to, and forthwith upon such demand (but in any event within ten (10) days after such demand), the Borrower shall, pay to the Lead Agent, on behalf of the Banks, in same day funds at the Lead Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of the Lead Agent (on behalf of the Banks) and under its sole dominion and control at such place as shall be designated by the Lead Agent, an amount equal to the amount of the Letter of Credit Usage under the Letters of Credit. Interest shall accrue on the Letter of Credit Collateral Account at a rate equal to the rate on overnight funds.

         (b) The Borrower hereby pledges, assigns and grants to the Lead Agent, as administrative agent for its benefit and the ratable benefit of the Banks a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

         (i) the Letter of Credit Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

             (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Lead Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

             (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

             (iv) to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all obligations of the Borrower now or hereafter existing hereunder and under any other Loan Document.

         (c) The Borrower hereby authorizes the Lead Agent for the ratable benefit of the Banks to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Lead Agent may elect, as shall have become due and payable by the Borrower to the Banks in respect of the Letters of Credit.

         (d) Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in Section 6.4(h) hereof.

         (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 6.4.

         (f) If any Event of Default shall have occurred and be continuing:

             (i) The Lead Agent may, in its sole discretion, without notice to the Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of first, (x) amounts previously drawn on any Letter of Credit that have not been reimbursed by the Borrower and (y) any Letter of Credit Usage described in clause (ii) of the definition thereof that are then due and payable and second, any other unpaid Obligations then due and payable against the Letter of Credit Collateral Account or any part thereof, in such order as the Lead Agent shall elect. The rights of the Lead Agent under this Section 6.4 are in addition to any rights and remedies which any Bank may have.

             (ii) The Lead Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time.

         (g) The Lead Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Lead Agent accords its own property, it being understood that, assuming such treatment, the Lead Agent shall not have any responsibility or liability with respect thereto.

         (h) At such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrower. Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations of the Borrower hereunder and under any other Loan Document after the Maturity Date shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                                   ARTICLE VII

                                 THE LEAD AGENT


         SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Lead Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Lead Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

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

         SECTION 7.2. Lead Agent and Affiliates. Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Lead Agent, and Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any subsidiary or affiliate of the Borrower as if it were not the Lead Agent hereunder, and the term "Bank" and "Banks" shall include Morgan in its individual capacity.

         SECTION 7.3. Action by Lead Agent. The obligations of the Lead Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Lead Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

         SECTION 7.4. Consultation with Experts. The Lead Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.5. Liability of Lead Agent. Neither the Lead Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or, where required by the terms of this Agreement, all of the Banks, or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Lead Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Lead Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. The Lead Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

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

         SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Lead Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Lead Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Lead Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.8. Successor Lead Agent. The Lead Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation or the removal of the Lead Agent in accordance with Section 7.11, the Required Banks shall have the right to appoint a successor Lead Agent. If no successor Lead Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Lead Agent gives notice of resignation, then the retiring Lead Agent may, on behalf of the Banks, appoint a successor Lead Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as the Lead Agent hereunder by a successor Lead Agent, such successor Lead Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Lead Agent, and the retiring Lead Agent shall be discharged from its duties and obligations hereunder first accruing or arising after the effective date of such retirement. After any retiring Lead Agent's resignation hereunder as Lead Agent, the


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

provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Lead Agent.

         SECTION 7.9. Lead Agent's Fee. The Borrower shall pay to the Lead
Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Lead Agent.

         SECTION 7.10. Copies of Notices. Lead Agent shall deliver to each Bank a copy of any notice sent to the Borrower by Lead Agent in connection with the performance of its duties as Lead Agent hereunder.

         SECTION 7.11. Removal of Lead Agent. If the Lead Agent shall breach any of its material obligations under this Agreement, then, upon the unanimous consent of all the Banks (other than the Lead Agent), the Lead Agent may be removed as Lead Agent hereunder. Upon any such removal of the Lead Agent in accordance with this Section 7.11, the Required Banks shall have the right to appoint a successor Lead Agent in accordance with Section 7.8.


                                  ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES


         SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

         (a) the Lead Agent is advised by the Reference Bank that deposits in dollars (in the applicable amounts) are not being offered to the Reference Bank in the relevant market for such Interest Period, or

         (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Lead Agent that the Adjusted London Interbank Offered Rate as determined by the Lead Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Lead Agent shall forthwith give notice thereof to the Borrower and the Banks,

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

whereupon until the Lead Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Lead Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.2. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any existing applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans or to participate in any Letter of Credit issued by the Fronting Bank or, with respect to the Fronting Bank, to issue any Letters of Credit, and such Bank shall so notify the Lead Agent, the Lead Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Lead Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or to participate in any Letter of Credit issued by the Fronting Bank or, with respect to the Fronting Bank, to issue any Letters of Credit, shall be suspended. With respect to Euro-Dollar Loans, before giving any notice to the Lead Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

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

         SECTION 8.3. Increased Cost and Reduced Return.

         (a) If on or after the date hereof, in the case of any Loan or any obligation to make Loans the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any Euro-Dollar Loan any such requirement reflected in an applicable Euro-Dollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note, or its obligation to make Euro-Dollar Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any such Loans, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Lead Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Lead Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Lead Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.4. Taxes.

         (a) Any and all payments by the Borrower to or for the account of any Bank or the Lead Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Lead Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Lead Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or

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

any political subdivision thereof (and, if different from the jurisdiction of such Bank's Applicable Lending Office, the jurisdiction of the domicile of its Loans either established by the Bank pursuant to Section 9.12 or determined by the applicable taxing authorities) (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit or participation therein to any Bank or the Lead Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank, the Fronting Bank or the Lead Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Lead Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or Letter of Credit or participation therein or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Bank, the Fronting Bank and the Lead Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank, the Fronting Bank or the Lead Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank, the Fronting Bank or the Lead Agent (as the case may be) makes demand therefor.

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

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first became a party to this Agreement or at any time thereafter (other than solely by reason of a change in United States law or a change in the terms of any treaty to which the United States is a party after the date hereof) indicates a United States interest withholding tax rate in excess of zero (or would have indicated such a withholding tax rate if such form had been submitted and completed accurately and completely and either was not submitted or was not completed accurately and completely), or if a Bank otherwise is subject to United States interest withholding tax at a rate in excess of zero at any time for any reason (other than solely by reason of a change in United States law or regulation or a change in any treaty to which the United States is a party after the date hereof), withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.4(a). In addition, any amount that otherwise would be considered "Taxes" or "Other Taxes" for purposes of this Section 8.4 shall be excluded therefrom if the Bank either has transferred the domicile of its Loans pursuant to Section 9.12 or changed the Applicable Lending Office with respect to such Loans and such amount would not have been incurred had such transfer or change not been made.

         (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         SECTION 8.5. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Sections 8.1 or 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Lead Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

         (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

         (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.


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

                                   ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Lead Agent, at its address or telecopy number set forth on the signature pages hereof, together with copies thereof, in the case of the Borrower, to Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, Attention: J. Warren Gorrell, Jr., Esq., Telephone:
(202) 637-5600, Telecopy: (202) 637-5910, and in the case of the Lead Agent, to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Martha Feltenstein, Esq., Telephone: (212) 735-2272, Telecopy:
(212) 735-2000, (y) in the case of any Bank, at its address or telecopy number set forth on the signature pages hereof or in its Administrative Questionnaire or (z) in the case of any party, such other address or telecopy number as such party may hereafter specify for the purpose by notice to the Lead Agent, the Banks and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lead Agent under Article II or Article VIII shall not be effective until received.

         SECTION 9.2. No Waivers. No failure or delay by the Lead Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.3.  Expenses; Indemnification.

         (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Lead Agent (including, without limitation, reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom, local counsel for the Lead Agent, and travel expenses), in connection with the preparation and administration of this Agreement, the Loan Documents and the documents and instruments referred to therein, the syndication of the Loans, any waiver or consent hereunder or any amendment or modification hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Lead Agent and each Bank, including, without limitation, reasonable fees and disbursements of counsel for the Lead Agent, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify the Lead Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document,(ii) the grant to the Lead Agent and the Banks of any Lien in any property or assets of the Borrower or any stock or other equity interest in the Borrower, and (iii) the exercise by the Lead Agent and the Banks of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of (i) the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction and
(ii) any investigative, administrative or judicial proceeding imposed or asserted against any Indemnitee by any bank regulatory agency or by any equity holder of such Indemnitee). The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

         (c) The Borrower shall pay, and hold the Lead Agent and each of the Banks harmless from and against, any and all present and future U.S. stamp, recording, transfer and other similar foreclosure related taxes with respect to the foregoing matters and hold the Lead Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes.

         SECTION 9.4. Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final), other than deposits held for the benefit of third parties, and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it or Letter of Credit participated in by it, or, in the case of the Fronting Bank, Letter of Credit issued by it, which is greater than the proportion received by any other Bank or Letter of Credit issued or participated in by such other Bank, in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks or Letter of Credit issued or participated in by such other Bank, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks or Letter of Credit issued or participated in by such other Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.5. Amendments and Waivers. Any provision of this Agreement, the Notes, the Letters of Credit or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Lead Agent are affected thereby, by the Lead Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees specified herein, including, without limitation, the waiver of any Default or Event of Default in the payment of interest, principal or fees hereunder if such waiver would result in a permanent reduction in the amount or change in the timing of the payment of interest, principal or fees payable hereunder by the Borrower, unless the Borrower has cured such Default or Event of Default and paid all amounts, including any default interest, due hereunder at the time a request for consent is made by Lead Agent to the Banks to the waiver of any Default or Event of Default in the payment of interest, principal or fees hereunder, in which event only the consent of the Required Banks to the waiver of such Default or Event of Default shall be required, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) amend, release or terminate the Guaranty, or (vi) amend the provisions of this Section 9.5.

         SECTION 9.6. Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of their rights under this Agreement or the other Loan Documents without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Lead Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Lead Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, provided that such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit B attached hereto executed by such Assignee and such transferor Bank, with (and subject to) the consent of the Lead Agent and, provided no Event of Default shall have occurred and be continuing, the Borrower, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, however, if at any time any Bank shall hold Commitments hereunder that, together with commitments (the "Carr Commitments") it holds pursuant to the provisions of the Carr Credit Agreement, exceeds $75,000,000 in the aggregate, then, provided that the amount such Bank shall desire to assign pursuant to the provisions of this Section shall be not less than $10,000,000, then no consent of either the Lead Agent or the Borrowers shall be required until such time as such Bank's aggregate Commitments and Carr Commitments shall equal or be less than $75,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Lead Agent and the Borrower, if applicable, shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Lead Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Lead Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

         (d) Intentionally omitted.

         (e) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note and the Letters of Credit participated in by such Bank (as a Fronting Bank) or, in the case of the Fronting Bank, issued by it, to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (f) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.7. Governing Law; Submission to Jurisdiction.

         (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

         (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Lead Agent, any Bank or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         SECTION 9.8. Marshalling; Recapture. Neither the Lead Agent nor any Bank shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Bank as of the date such initial payment, reduction or satisfaction occurred.

         SECTION 9.9. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Lead Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Lead Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

         SECTION 9.10. WAIVER OF JURY TRIAL. THE BORROWER AND THE LEAD AGENT
AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.11. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

         SECTION 9.12. Domicile of Loans. Subject to the provisions of Article VIII, each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

         SECTION 9.13. Limitation of Liability. (a) No claim may be made by the Borrower or any other Person against the Lead Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and each Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         (b) The Lead Agent or any Bank may look to all the assets of the Borrower in seeking to enforce the Borrower's liability and obligations hereunder, and the lien of any judgment against the Borrower and any proceeding instituted on, under or in connection with any Note or any of the other Loan Documents shall extend to all property now or hereafter owned by the Borrower.

         SECTION 9.14.  Confidentiality.

         Prior to the occurrence and continuance of an Event of Default and except in connection with the sale or assignment or potential sale or assignment of any Bank's Commitment or portion of its Commitment pursuant to Section 9.6, each Bank agrees that it will use reasonable efforts, consistent with its customary policies for maintaining information as confidential, not to disclose without the prior consent of the Borrower (other than to its subsidiaries, directors, agents, employees, auditors, counsel or other professional consultants, provided that each such recipient shall either agree to be bound by the terms of this Section 9.14 or is otherwise bound to keep such information confidential on a similar basis pursuant to professional ethical obligations) any information with respect to the Borrower, any Subsidiary thereof or any of their assets or properties which is furnished pursuant to this Agreement or any Loan Documents and which is designated as confidential, provided that any Bank may disclose any such information (a) that has become generally available to the public (other than as a consequence of any Bank's breach of this Section 9.14), (b) as may be required or appropriate in any report, statement or testimony submitted to any local, state or federal regulatory body having or claiming to have jurisdiction over such Bank, any nationally recognized rating agency or similar organization, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, or (d) in order to comply with any applicable law, order, regulation or ruling; provided, further that in the case of the foregoing clauses (b), (c) and (d), such Bank shall use reasonable efforts to give the Borrower prior notice of any such disclosure.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       OMNIOFFICES, INC.




                                       By: /s/ Joseph D. Wallace
                                           ------------------------------------
                                           Name:  Joseph D. Wallace
                                           Title: Executive Vice President

                                           1117 Perimeter Circle West
                                           Suite 500 East
                                           Atlanta, Georgia 30338
                                           Telecopy number: (770)390-9518

Commitments:

$54,670,000                            MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Arranger and a Bank


                                       By: /s/ Richard L. Dugoff
                                           ------------------------------------
                                           Name:  Richard L. Dugoff
                                           Title: Vice President

$23,100,000                            COMMERZBANK AKTIENGESELLSCHAFT, NEW
                                       YORK BRANCH, as Managing Agent and a Bank


                                       By: /s/ Douglas P. Traynor
                                           ------------------------------------
                                           Name:  Douglas P. Traynor
                                           Title: Vice President


                                       By: /s/ David Buettner
                                           ------------------------------------
                                           Name:  David Buettner
                                           Title: Assistant Treasurer

$23,100,000                            NATIONSBANK, N.A., as Managing
                                       Agent and a Bank


                                       By: /s/ Leslie Furst
                                           ------------------------------------
                                           Name:  Leslie Furst
                                           Title: Vice President

$23,100,000                            PNC BANK, NATIONAL ASSOCIATION, as
                                       Managing Agent and a Bank


                                       By: /s/ Richard B. Trzybinski
                                               --------------------------------
                                               Name:  Richard B. Trzybinski
                                               Title: Vice President

$15,300,000                            BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Co-Agent
                                       and a Bank


                                       By: /s/ Nicholas Yakubik
                                           ------------------------------------
                                           Name:  Nicholas Yakubik
                                           Title: Vice President

$15,300,000                            SOCIETE GENERALE, A FRENCH BANKING
                                       CORPORATION, ACTING THROUGH ITS
                                       SOUTHWEST AGENCY, as Co-Agent and a Bank


                                       By: /s/ Rick Bower
                                           ------------------------------------
                                           Name:  Rick Bower
                                           Title: Vice President

$12,320,000                            FIRST UNION NATIONAL BANK, as a Bank


                                       By: /s/ Rox E. Rudy
                                           ------------------------------------
                                           Name:  Rox E. Rudy
                                           Title: Vice President

$11,550,000                            BAYERISCHE HYPOTHEKEN -UND WECHSEL
                                       BANK AKTIENGESELLSCHAFT, NEW YORK BRANCH, as a Bank


                                       By: /s/ Stephen G. Melidones
                                           ------------------------------------
                                           Name:  Stephen G. Melidones
                                           Title: Assistant Vice President


                                       By: /s/ Eva Lam
                                           ------------------------------------
                                           Name:  Eva Lam
                                           Title: Assistant Treasurer

$10,780,000                            WACHOVIA BANK, N.A., as a Bank


                                       By: /s/ Judith A. Nunn
                                           ------------------------------------
                                           Name:  Judith A. Nunn
                                           Title: Vice President

$6,160,000                             CREDITANSTALT CORPORATE FINANCE,
                                       INC., as a Bank


                                       By: /s/ Robert M. Biringer
                                           ------------------------------------
                                           Name:  Robert M. Biringer
                                           Title: Executive Vice President


                                       By: /s/ Carl G. Drake
                                           ------------------------------------
                                           Name:  Carl G. Drake
                                           Title: Vice President

$4,620,000                             ERSTE BANK DER OESTERREICHISCHEN
                                       SPARKASSEN AG, as a Bank


                                       By: /s/ Paul Judicke
                                           ------------------------------------
                                           Name:  Paul Judicke
                                           Title: Vice President
                                                  Erste Bank New York


                                       By: /s/ Arcinee Hovanessian
                                           ------------------------------------
                                           Name:  Arcinee Hovanessian
                                           Title: Vice President
                                                  Erste Bank New York

TOTAL COMMITMENTS: $200,000,000



                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Lead Agent

                                       By: /s/ Richard Dugof
                                           ------------------------------------
                                           Name:  Richard Dugof
                                           Title: Vice President
                                           c/o J.P. Morgan Services Inc.
                                           500 Stanton Christiana Road
                                           Newark, DE 19713-2107
                                           Attention: William Lamb
                                           Telecopy: (302) 634-1840



Total Commitments


$200,000,000

                                               Domestic and Euro-Currency
                                               Lending Office:
                                               c/o J.P. Morgan Services Inc.
                                               500 Stanton Christiana Road
                                               Newark, DE  19713-2107-
                                               Attention: Kevin M. McCann
                                               Telecopy:  (302) 634-1852/1872

                  IN WITNESS WHEREOF, the undersigned has cuased this Guaranty to be duly executed and delivered as of the date first set forth above.


                                       GUARANTOR:

                                       CARRAMERICA REALTY CORPORATION
                                       a Maryland corporation


                                       By: /s/ Brian K. Fields
                                           ------------------------------------
                                           Name:  Brian K. FIELDS
                                           Title: Chief Financial Officer

SCHEDULE 4.28
                              Ownership of Property

                                    EXHIBIT A

                                  FORM OF NOTE


                                                              New York, New York
                                                              ___________ , 1998


                  For value received, OmniOffices, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Morgan Guaranty Trust Company of New York (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the Maturity Date. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

                  All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Notes referred to in the Amended and Restated Revolving Credit Agreement, dated as of August , 1998, among the Borrower, the Banks parties thereto, Morgan Guaranty Trust Company of New York, as Lead Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                            OMNIOFFICES, INC.


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------

                              Amount of
        Amount of   Type of   Principal   Maturity   Notation
Date        Loan       Loan      Repaid       Date     Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT B

                        FORM OF ASSIGNMENT AND ASSUMPTION


                  ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of _________ , 199 , among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), OMNIOFFICES, INC. (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Lead Agent (the "Lead Agent") for certain banks (the "Banks").

                               W I T N E S S E T H

                  WHEREAS, this Assignment and Assumption Agreement (the "Assignment") relates to the Amended and RestatedRevolving Credit Agreement, dated as of August , 1998 (the "Credit Agreement"), among the Borrower, the Assignor and the Lead Agent, as agent for the Banks and the Banks listed on the signature pages thereof;

                  WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

                  WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $____________ are outstanding at the date hereof; and

                  WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                  SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount and
(ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                  SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them(1) It is understood that Commitment Fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                  SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.6(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.6(c) of the Credit Agreement, Borrower agrees to execute and deliver a Note payable to the order of Assignee to evidence the assignment and assumption provided for herein.

                  SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that

--------
(1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

                  SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York

                  SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                            [ASSIGNOR]


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            [ASSIGNEE]


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                            OMNIOFFICES, INC.


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            MORGAN GUARANTY TRUST COMPANY
                                              OF NEW YORK, AS LEAD AGENT


                                            By:
                                               --------------------------------
                                            Name:
                                            Title: